RULES OF THE ALLSPORT PHOTOGRAPHIC PLC UNAPPROVED SHARE OPTION
                                     SCHEME


                                      INDEX


                                                                            Page


1.       Definitions...........................................................1

2.       Grant of Options......................................................5

3.       Limitations on Grants.................................................6

4.       Exercise of Options...................................................6

5.       Take-overs, Reconstructions, Liquidations and Option Exchanges........8

6.       Variation of Share Capital...........................................10

7.       Master of Exercise of Options........................................11

8.       Administration and Amendment.........................................12

9.       Loss of Office or Employment.........................................12



Appendix I:   Letter of Grant

Appendix II:  Option Certificate and Notice of Exercise










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         RULES OF THE ALLSPORT PHOTOGRAPHIC PLC UNAPPROVED SHARE OPTION
                                     SCHEME


1.       Definitions

1.1 In these Rules, the following words and expressions shall have, where the context so admits, the following meanings:

"Act"                    -     the Income and Corporation Taxes Act 1988;

"Acquiring Company"      -     a company which obtains Control of the
                               Company;

"Adoption Date"          -     the date on which the Scheme is adopted by
                               the Company;

"Company"                -     Allsport Photographic PLC registered in
                               England No. 01215846 or an Acquiring
                               Company;

"Control"                -     has the same meaning as in section 840 of the
                               Act;

"Date of Grant"          -     the date on which an Option is, was or is to be
                               granted to an Eligible Employee under the Scheme, pursuant to Rule 2.1, or on which an Option is or was treated as being granted pursuant to rule 2.3 being the date on which the Option Certificate is executed;

"Eligible Employee"      -     any director or employee of any Group
                               Company;

"Exercise Conditions"    -     any conditions imposed pursuant to Rule 2.2;


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"Exercise Price"         -     the price as determined by the Trustee at
                               which an Eligible Employee may acquire a Share on the exercise of an Option;

"Group"                  -     the Company and its Subsidiaries and the
                               phrase "Group Company" shall be construed accordingly;

"Letter of Grant"        -     the letter in the form set out in Appendix I or
                               in such form as the Trustee may determine from time to time;

"New Option"             -     an option over shares in the Acquiring
                               Company meeting the requirements of
                               subparagraphs 15(3)(b) to (d) of Schedule 9, granted in consideration for the release of a Subsisting Option within the "appropriate period" (as defined by paragraph 15(2) of Schedule 9);

"Notice of Exercise"     -     the notice of exercise in the form set out in
                               Appendix II or in such form as the Trustee may determine from time to time;

"Option"                 -     a right to acquire Shares granted or to be
                               granted pursuant to Rule 2.1 or 2.3;

"Option Certificate"     -     the option certificate in the form set out in
                               Appendix II or in such form as the Trustee may determine from time to time;

"Option Holder"          -     a person who has been granted an Option or
                               (where the context admits) his legal personal representative(s);

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"Recognised Exchange"    -     a recognised stock exchange within the
                               meaning of section 841 of the Act or a
                               recognised investment exchange within the meaning of the Financial Services Act 1986;

"Replacement Option"     -     an Option which is designated as such on the
                               Date of Grant pursuant to Rule 2.5 and which is exercisable immediately;

"Rules"                  -     the rules of the Scheme as the same may be
                               amended from time to time;

"Schedule 9"             -     Schedule 9 to the Act;

"This Scheme"            -     this Allsport Photographic PLC Unapproved
                               Share Option Scheme constituted and
                               governed by the Rules;

"Share"                  -     an ordinary share in the capital of the
                               Company within the meaning of section 832(1) of the Act;

"Special Options"        -     Options which are designated as such on the
                               Date of Grant pursuant to Rule 2.5 and which are subject to the special lapse provisions in Rule 4.5;

"Specified Age"          -     age 60;

"Stock Exchange"         -     The London Stock Exchange Limited;

"Subsidiary"             -     a company which is under the Control of the
                               Company and which is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985;


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"Subsisting Option"      -     an Option which has been granted and which
                               has not lapsed, been surrendered, renounced or exercised in full;

"Trust"                  -     any employee share ownership trust which
                               may be established from time to time by any Group Company which is an employees' share scheme as defined in section 743 of the Companies Act 1985;

"Trust Deed"             -     the deed of trust constituting the Trust;

"Trustee"                -     the original trustee or other trustee for the
                               time being of the Trust;

"Working Day"            -     any day other than a Saturday or Sunday
                               which is not a public bank holiday in England or Wales.

1.2 In these Rules, except insofar as the context otherwise requires:

         (i) words denoting the singular shall include the plural and vice versa;

         (ii) words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

         (iii) reference to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or reenacted and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant enactment;

         (iv) words have the same meanings as in Schedule 9 unless the context otherwise requires; and





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         (v)      headings and captions are provided for reference only and
                  shall not be considered as part of the Scheme.

2.       Grant of Options

2.1 Subject to Rule 3, the Trustee may select any number of individuals who shall at the Date of Grant be Eligible Employees and grant them Options at any time or times after the Adoption Date.

2.2 In granting an Option pursuant to Rule 2.1, the Trustee may impose any objective condition and/or limitation upon the exercise of such Option. Any condition and/or limitation imposed shall be:

         (i) set out in full in the Option Certificate or in a schedule referred to in the Option Certificate;

         (ii) such that rights to exercise such Option after the fulfilment or attainment of any conditions and/or limitations so specified shall not be dependent upon the further discretion of any person; and

         (iii) not capable of amendment or waiver unless events happen which cause the Trustee to consider that those conditions and/or limitations have ceased to be appropriate whereupon the Trustee may at any time amend, relax or waive such conditions and/or limitations so that any new conditions and/or limitations imposed are, in its opinion, more appropriate and are in the reasonable opinion of the Trustee no more difficult to abide by or satisfy than when they were originally imposed or last amended, as the case may be.

2.3 Where the circumstances noted in Rule 5.4 or 5.12 apply, New Options may be granted within the terms of paragraph 15(1) Schedule 9 in consideration for the release of Options previously granted under this Scheme. Such New Options are deemed to be equivalent to the old Options and to have been granted within the terms of this Scheme.

2.4 No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect.


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         For the avoidance of doubt, this Rule 2.4 shall not prevent the Option of a deceased Option Holder being exercised by his personal representative(s) within the terms of these Rules.

2.5 Options shall be granted to Eligible Employees and shall be evidenced by an Option Certificate executed as a deed specifying the Date of Grant, the number of Shares subject to Option, the Exercise Price (if any), any Exercise Conditions, the date on which the Option will become exercisable and if the Option is a Special Option or a Replacement Option. The Option Certificate shall be sent to the Option Holder together with a Letter of Grant as soon as practicable after the Date of Grant.

3.       Limitations on Grants

         Subject to Rule 8.4 and the Trust Deed, there shall be no limit on the number of Shares over which the Trustee may grant Options.

4.       Exercise of Options

4.1 Subject to each of the sub rules of this Rule 4 and Rule 7 below, any Subsisting Option may be exercised by the Option Holder or, if deceased, by his personal representatives in whole or in part at the time of or at any time following the occurrence of the earliest of the following events:

         (i) the date specified by the Trustee in the Option Certificate (which shall be on or after 1 April 1999 for all Options other than Replacement Options);

         (ii)     the death of the Option Holder;

         (iii)    an opportunity to exercise the Option pursuant to Rule 5;

         (iv) unless the Option is a Replacement Option, upon the commencement of a period specified by the Trustee where the Option Holder ceases to be a director or employee of the Group for any reason, provided that such period shall not commence until 1 April 1999;




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         (v)      unless the Option is a Replacement Option, a date specified by the Trustee after the Date of Grant in respect of any Option, provided that the Trustee cannot specify a date prior to 1 April 1999; or

         (vi)     for Replacement Options, the Date of Grant.

4.2 An Option may only be exercised where any Exercise Conditions have been satisfied unless the circumstances in Rules 4.1(ii) to (v) inclusive or Rule 4.3 apply, in which case the Exercise Conditions shall be deemed to have been satisfied.

4.3 All Options, other than Replacement Options, shall cease to be exercisable when an Option Holder ceases to be a director or employee of the Group unless and until the Trustee exercises its discretion pursuant to Rule 4.1(iv).

4.4 An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

         (i) the seventh anniversary of the Date of Grant or such earlier date specified by the Trustee at the Date of Grant;

         (ii)     the first anniversary of the Option Holder's death;

         (iii) except where the Option is a Replacement Option, thirty days following the date on which his office or employment with the Group ceases unless the Trustee specifies a period of exercise pursuant to Rule 4.1(iv), in which case the Option shall lapse at the end of such specified period;

         (iv) where an Option is exercisable pursuant to Rule 5.1, the Option will lapse on the expiry of the period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied;

         (v) where an Option is exercisable pursuant to Rule 5.3, 5.5, 5.6 or 5.7, at the end of the period of exercisability specified in the appropriate Rule;


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         (vi)     the Option Holder being adjudicated a bankrupt; or

         (vii)    the surrender of the Option by the Option Holder.

4.5 Notwithstanding any other provision of the Scheme, Special Options shall lapse six months following the Date of Grant unless in that period there is a change of Control of the Company within the meaning of Rule 5.9.

5.       Take-overs, Reconstructions, Liquidations and Option Exchanges

5.1 If any person obtains Control of the Company more than 12 months after the Adoption Date (or such shorter period as the Trustee may, in its absolute discretion, specify) as a result of making:

         (i) a general offer to acquire the whole of the issued share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied, the person making the offer will have Control of the Company; or

         (ii) a general offer to acquire all the shares (other than shares which are already owned by him) in the Company which are of the same class as Shares subject to a Subsisting Option then the Trustee shall notify all Option Holders as soon as is practicable of the offer in accordance with Rule 8.3. Any Subsisting Option may, subject to Rule 5.6 be exercised from the date of the receipt of that notification up to the earlier of the expiry of a period ending six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied and the end of the period specified in Rule 5.3, if applicable.

5.2 If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement more than 12 months after the Adoption Date (or such shorter period as the Trustee may, in its absolute discretion, specify), any Subsisting Option may, subject to Rule 5.6, be exercised within six months of the Court sanctioning such compromise or arrangement.


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5.3      If any person becomes bound or entitled to acquire Shares in the
         Company under Sections 428 to 430 of the Companies Act 1985 more than 12 months after the Adoption Date (or such shorter period as the Trustee may, in its absolute discretion, specify) any Subsisting Option may be exercised at any time when that person remains so bound or entitled.

5.4 If as a result of the events specified in Rules 5.1 or 5.5 an Acquiring Company has obtained Control of the Company, or if an Acquiring
         Company has become bound or entitled as mentioned in Rule 5.3, the Option Holder may, if the Trustee so agrees, release any Subsisting Option he holds in consideration for the grant of a New Option. A New Option granted in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules. A New Option shall, for all other purposes of this Scheme, be treated as having been acquired as the same time as the corresponding released Option.

5.5 If any person obtains Control of the Company other than as a result of the events specified in Rule 5.1 more than 12 months after the Adoption Date (or such shorter period as the Trustee may, in its absolute discretion, specify) then the Trustee shall notify all Option Holders as soon as practicable after the change of Control in accordance with Rule 83. Any Subsisting Option may subject to Rule 5.6 be exercised from the date of the receipt of that notification up to the expiry of a period ending six months from the time when the person obtains Control of the Company.

5.6 If as a result of the events specified in Rules 5.1, 5.2 or 5.5 a company has obtained Control of the Company, or if a company has become bound or entitled as mentioned in Rule 5.3, the Trustee shall be entitled at any time to specify that all Subsisting Options shall lapse within a period of not less than 30 days by notice in writing to the Option Holder to this effect in accordance with Rule 8.4.

5.7 If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, an Option shall be exercisable (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting is concluded or adjourned, whichever shall first occur.


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5.8      The periods of exercisability under Rule 4.1(iii) and the date of lapse under Rules 4.4(iv) and (v) are those of whichever of the pre-conditions of Rules 5.1, 5.2, 5.3, 5.5, 5.6 or 5.7 are first achieved. The subsequent achievement of any other pre-conditions will not cause a period of exercisability to begin nor a date of lapse to arise.

5.9 For the purpose of this Rule 5 other than Rule 5.4 a person shall be deemed to have obtained Control of a Company if he and others acting in concert with him have together obtained Control of it.

5.10 The exercise of an Option pursuant to the preceding provisions of this Rule 5 shall be subject to the provisions of Rule 7.

5.11 A New Option shall not be exercisable by virtue of the event pursuant to which it was granted.

5.12 If there is a change of Control of the Company or the Court sanctions a compromise or arrangement pursuant to section 425 of the Companies Act 1985 or if any person becomes bound or entitled under sections 428 to 430 of the Companies Act 1985 within 12 months of the Adoption Date and the Trustee has not exercised its discretion pursuant to Rules
         5.1, 5.2, 5.3 or 5.5 the Trustee shall be entitled to grant a New Option to the Option Holder in which case any Subsisting Option which he holds shall be deemed to be released in consideration for the grant of the New Option. A New Option issued in consideration of the release of an Option shall be evidenced by an Option Certificate which shall import the relevant provisions of these Rules. A New Option shall, for all other purposes of this Scheme, be treated as having been acquired at the same time as the corresponding released Option.

6.       Variation of Share Capital

6.1 In the event of any variation of the share capital of the Company, including, but without prejudice to the generality of the preceding words, any capitalisation or rights issue or any consolidation, sub-division or reduction of capital, the number of Shares subject to any Option and the Exercise Price may be adjusted by the Trustee in such manner as it considers to be, in its option, fair and reasonable. Such variation shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as


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         the Shares.  Any Options exercised within that period shall be treated as exercised with the benefit of the variation.

6.2 The Trustee shall take such steps as it considers necessary to notify Option Holders of any adjustment made under Rule 6.1 and may call in, cancel, endorse, issue or reissue any Option Certificate consequent upon such adjustment.

7.       Master of Exercise of Options

7.1 An Option shall be exercised in whole or in part by the Option Holder or, as the case may be, his personal representatives giving notice in writing to the Trustee by the appropriate Notice of Exercise detailing the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment (and where the Exercise Price is nil the appropriate payment will be (pound)1 only) and the relevant Option Certificate and shall be effective on the date of its receipt by the Trustee.

7.2 Subject to Rule 7.6 where an Option is exercised in accordance with Rule 7.1 the number of Shares to be acquired shall be transferred to the Option Holder within 30 days of the date of exercise and the Company shall arrange for the delivery of a definitive share certificate in respect thereof. Shares acquired pursuant to the exercise of an Option shall qualify for dividends from the date the Option Holder is entered on the register of members of the Company.

7.3 When an Option is exercised in part, the balance shall remain exercisable on the same terms as originally applied to the Option and a new Option Certificate in respect of the balance shall be issued by the Trustee as soon as possible after the partial exercise.

7.4 Where Shares are or become listed on the Daily Official List of the Stock Exchange, the Company shall apply for Shares in respect of which an Option has been exercised to be admitted to the Official List, if they were not so admitted already.

7.5      Where Shares are:
         (i)      listed on the Stock Exchange; or
         (ii)     traded on the Alternative Investment Market; or
         (iii)    quoted on any Recognised Exchange,


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         then no Option may be exercised in contravention of the terms of the
         Model Code or such securities transactions rules of The Stock Exchange, Alternative Investment Market or Recognised Exchange as may from time to time be in force.

7.6 If an Option is exercised and the Option Holder is liable to tax, duties or other amounts including Social Security Contributions on such exercise and the Trustee or the Option Holder's employer or former employer being a Group Company is liable to make a payment to the appropriate authorities on account of that liability the Trustee may sell sufficient of the Shares subject to Option so that the net proceeds are so far as possible equal to but not less than the amount payable by the employer or former employer and to the Option Holder for any balance. Alternatively the Trustee may require the Option Holder to make a payment to his employee or former employer equal to the amount which the employer or former employer is liable to pay the appropriate authorities.

8.       Administration and Amendment

8.1 The Scheme shall be administered by the Trustee, whose decision on all disputes shall be final.

8.2 The Trustee may from time to time amend these Rules provided that no amendment may materially affect an Option Holder as regards an Option granted prior to the amendment being made.

8.3 Any notice or other communication under or in connection with the Scheme may be given by the Trustee either personally or by post, and to the Trustee either personally or by post to the Secretary of the Trustee; items sent by post shall be pre-paid and shall be deemed to have been received 72 hours after posting.

8.4 The Trustee shall at all times keep available sufficient shares to satisfy the exercise to the full extent of all Subsisting Options, taking account of any other obligations of the Trust to transfer shares, provided that if an Option ceases to be exercisable under these Rules or where an agreement is reached to grant a New Option in accordance with Rules 5.4 or 5.12, the Trustee shall be free to deal with the Shares which were subject to an Option as they see fit, subject to the Trust Deal.

9.       Loss of Office or Employment


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The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination.

























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                                                                      Appendix I

         To be typed on headed note paper of Allsport Photographic Share Scheme Trustees Limited

Dear [Participant]:

Allsport Photographic PLC ("the Company")
Unapproved Share Option Scheme ("the Scheme")

I am pleased to inform you that the Directors of Allsport Photographic Share Scheme Trustees Limited in its capacity as the trustee of the Allsport Photographic Employee Share Ownership Trust have granted you a [Replacement/Special] Option under the rule of the Scheme on [ ] ("the Date of Grant") to acquire [Number] ordinary shares of [ ] each in the capital of the Company at an Exercise Price of (pound)1 only on each exercise of the Option irrespective of the number of shares you acquire ("the Option"). Accordingly, I enclose an Option Certificate which sets out the terms of the Option. Please note that the Option [is exercisable immediately/becomes exercisable on 1 April 1999].

When you wish to exercise the Option, whether in whole or in part, you should complete the notice of exercise on the back of your Option Certificate and send it to me. If you are only exercising part of the Option, a new certificate will be sent to you together with a fresh notice of exercise.

[Under current tax legislation you will not be subject to income tax on the grant of the Option. For the tax year in which you exercise the Option you will be subject to income tax on the difference between the market value of the shares you acquire and the Exercise Price; and you should declare this in your tax return. Your employing company may be required to account for this liability under PAYE if the Company's share becomes listed on a recognised stock exchange or if the Inland Revenue considers that "trading arrangements" for the shares exist. If PAYE is due on exercise you will be informed of this and either the trustee will sell sufficient shares to raise the money in which case you will receive the "net" number of shares or you will be required to pay an amount equal to the tax liability to your employing company as a condition of acquiring the shares].

[This letter does not consider your tax position; you are strongly advised to seek independent professional advice.]

Yours sincerely



Company Secretary
Allsport Photographic Share Scheme Trustees Limited

Note: This letter and the Option Certificate are important documents and should be kept in a safe place.




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                           SPECIAL OPTION CERTIFICATE                Appendix II




Certificate No. _______

                    Allsport Photographic PLC ("the Company")
This is to Certify that [Name] of
[Address]
is the holder of an option (the "Option") granted on [Date] to acquire [Number] Ordinary Shares of [Nominal Value] each in the capital of the Company at an Exercise Price of (pound)1 only on each occasion of exercise. The Option is granted subject to and incorporating the Rules of the Allsport Photographic PLC Unapproved Share Option Scheme ("the Scheme") and is exercisable in accordance with the terms of the Scheme.

(1) Subject to the Rules of the Scheme, the Option may be exercised as set out below:


--------------------------------------------------------------------------------
|    Number of Shares   |    First Exercise Date    |        Option Lapse      |
|-----------------------|---------------------------|--------------------------|
|        [Number]       |       1 April 1999        |    [Seventh Anniversary] |
--------------------------------------------------------------------------------

The Option is personal to you and may not be assigned or transferred
The Option and any shares transferred pursuant to an exercise thereof are subject to the Memorandum and Articles of Association of the Company IN WITNESS WHEREOF, this document has been duly executed as a deed and has been duly delivered on the day and year first above written

EXECUTED as a DEED by                       )
Allsport Photographic Share Scheme Trustees )
                                                   --------------------------
Limited acting by two directors or a        )      Director
director and the secretary                  )
                                                   --------------------------
                                                   Director/Secretary


Date                                199[]

Note: A notice of Exercise in respect of the Shares subject to the Option is on the reverse of this certificate. It must be completed and submitted to the Trustee together with this certificate if you wish to exercise your Option in whole or in part
(1) You may be entitled to exercise your option earlier (and your Option may expire earlier) in special circumstances specified in the rules of the Scheme.


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


                 PLEASE READ THE NOTES AT THE FOOT OF THIS FORM
                         CAREFULLY BEFORE COMPLETING IT

                               NOTICE OF EXERCISE

The Secretary of
Allsport Photographic Share Scheme Trustees Limited ("the Trustee")

     (1) I hereby give notice to the Trustee that immediately upon receipt of this notice, I am exercising my right granted in the attached Option Certificate to acquire (2) Shares in the capital of the Allsport Photographic PLC of an Exercise Price of (pound)1 only. I hereby request you on transfer of the shares to arrange for my name to be placed on the Register of Members and I agree to accept the said Shares subject to the Memorandum and Articles of Association of the Company.

     * I am/We are acquiring the Shares as beneficial owner/personal representative(s) of the Option-holder and not as trustee or nominee for any other person.

     I enclose a remittance for (3) (pound)1 being the amount payable on the transfer of the Shares in respect of which I am exercising the Option.

     I hereby request you to despatch a Share Certificate for the Shares to be registered in my name and, if applicable, an Option Certificate in respect of the balance of Ordinary Shares subject to option, by post at my risk to the address mentioned below.

                                         _______________________________________
                                        |Signature     ________________________|
                                        |Surname       ________________________|
                                        |Forename(s)   ________________________|
                                        |Address       ________________________|
                                        |              ________________________|
                                        |              ________________________|
                                        |              ________________________|
                                        |______________________________________|


NOTES

(1) Although the Option is personal to you, it may be exercised by your personal representative(s) if you die while it is still capable of exercise, provided your personal representative(s) do(es) so within twelve months from the date of your death, or seven years from the date of grant (if sooner). If there are more than one, each of the personal representatives must sign this form.

(2) Please indicate the number of Ordinary Shares in respect of which you wish to exercise your Option on this occasion, which must not exceed the number of Ordinary Shares specified in the Option Certificate. [If no amount is inserted, you will be deemed to have exercised your rights in respect of the total number of Shares subject to Option.

(3) The remittance should be for an amount equal to (pound)1 only on each occasion of exercise. * Delete as appropriate


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


                                  The Schedule


1.       Power to invest

         The Trustee shall have power:

1.1. to invest trust moneys forming part of the Trust Fund in the acquisition (either by the Trustees alone or by them jointly with any other person or persons or body of trustees) purchase or otherwise or upon the security of such property of whatsoever nature and wheresoever situate and whether or not involving liability or producing an income or upon such personal credit (with or without security) as the Trustees shall in their absolute discretion think fit;

1.2. to invest the whole or any part of the Trust Fund in Shares without being required to diversify or consider the diversification of investments.

2.       To borrow

         The Trustees shall have power at any time to borrow or raise money on the security of the Trust Fund or any part thereof or on personal security only for any purpose for which moneys may be applied hereunder including the purpose of investment only and to mortgage; charge or pledge any part of the Trust Fund as security for any moneys so raised and on such terms as to the payment of interest (if any) and as to repayment as the Trustees shall in their absolute discretion think fit provided always that:

2.1. where the Trustees propose to borrow moneys they shall have regard to the terms of any loan offered by the Company or any Subsidiary to enable the Trustees to acquire Shares in the Company pursuant to
         Section 153(4) of the Companies Act 1985 but shall not be bound to accept any such loan; and

2.2. any such borrowing shall be on such terms as would be no less favourable to the Trustees than between parties dealing at arm's length.

3.       To vote and employ nominees and custodians

         In respect of any property comprised in the Trust Fund the Trustees shall have power:

3.1. to deposit any such shares; securities or property in any voting trust or with any depository designated under such a voting trust;

3.2. to give proxies or powers of attorney with or without power of substitution for voting or acting on behalf of the Trustees as the owners of any such property; and

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3.3.     to hold any or all securities or other property in bearer form or in the names of the Trustees or any one or more of them or in the name of some other person or partnership or in the name or names of nominees without disclosing the fiduciary relationship created hereby and to deposit the said securities or any title; deeds or other documents belonging or relating to the Trust Fund in any part of the world with any bank; firm trust company or other company that undertakes the safe custody of securities as part of its business without being responsible for the default of such bank; firm trust company or other company or for any consequent loss.

4.       Powers relating to companies

         The Trustees shall have power in relation to any company:

4.1. to apply any moneys comprised in the Trust Fund in paying any calls or other payments whatsoever failing to be made in respect of any shares, stock, securities or other investments whatsoever comprised or to become comprised in the Trust Fund;

4.2. to exercise or to refrain from exercising as they may think fit every power of voting conferred by or incidental to any such share, stock, securities or investments as aforesaid;

4.3.     to accept any offer of and take:

         4.3.1. any bonus, shares, stock or securities whatsoever (whether fully or partly paid) proposed to be issued or offered for issue to the Trustees on any capitalization of profits or reserves; and

         4.3.2. any rights to the allotment or issue of shares, stock or securities offered to the Trustees as existing holders of any other investments;

         with full power to subscribe for and pay up all shares stock and securities issued pursuant thereto and to sell the rights to allotment or issue of such shares stock and securities or renounce the same in favor of any other person or persons;

4.4. to promote, to join in promoting and to approve concur or acquiesce in or agree to and to carry or join in carrying into effect any scheme, proposal or offer for or leading to or being a step in;

         4.4.1. the reconstruction or reorganization of any company in whose shares, stock or securities the Trust Fund or any part thereof is for the time being invested; or

         4.4.2. the amalgamation of any company with any other company or corporation; or


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         4.4.3.   the alteration of the rights attached to any shares, stock or securities comprised in the Trust Fund or attached to any assets whatsoever having rights affecting any shares, stock or securities so comprised; or

         4.4.4. the exchange of any investments or property comprised in the Trust Fund for any other investments or property; or

         4.4.5. the formation or reorganization or financing of any company for the purpose of acquiring any investments or property so comprised;

4.5. to transfer or pay to any company or corporation the Trust Fund in consideration of cash or shares, stock or securities of the company or corporation or for such other consideration as they think fit;

4.6. to concur in the winding up or liquidation of any company in which they are interested as holders of shares or other securities and to accept in satisfaction of all or any of their rights in any such winding up or liquidation a distribution in specie of the assets of any such company and thereafter to hold or carry on business with such assets either alone or in conjunction with any other person or persons whatsoever and wheresoever.

5.       To appropriate

         The Trustees shall have power (exercisable either expressly or by implication) to allot appropriate partition or apportion any property whatsoever which (or the future proceeds of sale of which) is for the time being subject to the trusts hereof in or towards the satisfaction of any share or interest in the Trust Fund or in the income thereof in such manner as the Trustees shall in their absolute discretion (without the necessity of obtaining any consent) consider just according to the prospective rights of the Beneficiaries concerned.

6.       To transfer to the trustees of another settlement

         The Trustees shall have power to transfer (without transgressing the rules against perpetuities) the Trust Fund or any part thereof to the trustees of a new trust or settlement constituted under the law of a state or country wheresoever situate to be held freed and discharged from the trusts hereof but so that the trusts and powers of such new trust or settlement shall not differ from the trusts and powers declared in this Deed previously applicable to the Trust Fund or part thereof transferred as aforesaid.

7.       To pay tax

         The Trustees shall have power:


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7.1.     to pay any duties or taxes or other fiscal impositions (together with any related interest or penalties or other surcharges) in connection with the trusts hereof for which the Trustees may become liable in any part of the world notwithstanding that such liability as aforesaid may not be enforceable through the courts of the place where the trusts declared in this Deed are for the time being administered and to have complete discretion as to the time and manner in which such duties, taxes and fiscal impositions shall be paid and no person interested under this Trust shall be entitled to make any claim whatsoever against the Trustees by reason of their making such payment; and

7.2. to apply the Trust Fund or any part of it or the whole or any part of the income of the Trust Fund in paying any stamp duty or stamp duty reserve tax payable in respect of any transfer of or agreement to transfer Shares to a Beneficiary.

8.       To deduct tax

         The Trustees shall have power:

8.1. to deduct or withhold from the sums of money paid or credited to the Trustees by the Company or any Subsidiary or from or in respect of amounts paid or property transferred by the Trustees to any of the Beneficiaries any amounts for which the Trustees may as trustees be accountable to any third party; and

8.2. to arrange for the Company or any Subsidiary (as the case may be) to account to the Inland Revenue or other authority concerned for any amounts deducted or withheld from the sums of money paid or credited to the Trustees or any Subsidiary or from or in respect of any amounts paid or property transferred by the Trustees to any of the Beneficiaries in respect of income tax or any other deductions or withholdings required by law.

9.       To delegate

         The Trustees shall have power:

9.1. to delegate in the exercise of their discretion and the performance of their duties hereunder the administrative and management functions and powers (including investment powers) to any accountant, actuary, banker, broker, registrar, solicitor or other adviser and appoint any such person as their agent to transact all or any business and to act on the advice or opinion of any solicitor, broker, actuary, accountant or other professional person so that the Trustees shall not be responsible for anything done or omitted to be done or suffered to be done in good faith in reliance on such advice or opinion and the Trustees shall settle the terms and conditions for the remuneration of such advisers and the reimbursement of their expenses as the Trustees shall in their absolute discretion think fit and such remuneration and expenses shall be paid by the Trustees from the Trust Fund; and


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9.2.     to delegate any of their powers and duties hereunder or any business including the exercise of any discretion to any person or company provided that such delegation or arrangement may be revoked at any time and the Trustees may then require any property forming part of the Trust Fund to be held by another person or returned to the Trustees.

10.      Payments to Beneficiaries

         The Trustees shall have power:

10.1. to pay any payment to be made to any Beneficiary into such Beneficiary's bank account and the Trustees shall be discharged form obtaining a receipt or seeing to the application of such payment; and

10.2. to pay to the parents or parent or guardians or guardian of any individual who is under a legal disability (or to such other person on behalf of such individual as the Trustees think fit) for the intended purpose any sum of money intended to be applied for the maintenance, education or benefit of that individual or any income to which that individual is beneficially entitled and any sum of capital to be applied for the advancement or benefit of that individual without being liable to see to or to inquire into the application of the same and so that the receipt of such parents or parent or guardian or guardians (or other person) shall be a complete discharge to the Trustees.















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IN WITNESS WHEREOF this document has been executed and delivered as a deed the day and year first before written.



SIGNED AS A DEED by                                 )
ALLSPORT PHOTOGRAPHIC PLC                           )
acting by:                                          )

                                             Director

                                   Director/Secretary




SIGNED AS A DEED by INTERCEDE                       )
1285 LIMITED (which has resolved to                 )
change its name to ALLSPORT                         )
PHOTOGRAPHIC SHARE                                  )
SCHEME TRUSTEES LIMITED)                            )
acting by:                                          )

                                             Director

                                   Director/Secretary














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